As filed with the Securities and Exchange Commission on February 24, 2004

Registration No. 333-73550

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCEPTUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Conceptus, Inc.	94-3170244
(State or other jurisdiction	1021 Howard Avenue	(I.R.S. employer
of incorporation or organization)	San Carlos, CA 94070	identification number)
(650) 628-4700
(Address, including zip code, and
telephone number, including area code,
of registrant’s principal executive offices)

Mark M. Sieczkarek
President and CEO
Conceptus, Inc.
1021 Howard Avenue
San Carlos, CA 94070
(650) 628-4700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Michael W. Hall, Esq.
Ora T. Fisher, Esq.
Latham & Watkins
135 Commonwealth Drive
Menlo Park, California 94070
(650) 328-4600

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby withdraws from registration under the Securities Act of 1933, as amended 606,000 shares of common stock, par value $0.003 per share (“Common Stock”), registered under this Registration Statement. Such shares constitute all of the unsold shares of Common Stock registered hereunder for the account of certain stockholders of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on February 19, 2004.

CONCEPTUS, INC., a Delaware corporation

By:	/s/ Mark M. Sieczkarek

Mark M. Sieczkarek
President and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark M. Sieczkarek Mark M. Sieczkarek	President and Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2004

/s/ Gregory E. Lichtwardt Gregory E. Lichtwardt	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2004

/s/ Kathryn Tunstall	Chairman of the Board of Directors	February 19, 2004
Kathryn Tunstall

	Director	February , 2004
Michael A. Baker

	Director	February , 2004
Thomas F. Bonadio

*	Director	February 20, 2004
Florence Comité, M.D.

*	Director	February 20, 2004
Sanford Fitch

*	Director	February 20, 2004
Marie-Helene Plais-Cotrel
	Director	February , 2004
Robert V. Toni

	Director	February , 2004
Peter L. Wilson

*By:	/s/ Gregory E. Lichtwardt

Gregory E. Lichtwardt
Attorney-In-Fact